Exhibit 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to (i) the Class A common shares, par value US$0.001 each; (ii) Class B common shares, par value US$0.001 each and (iii) American Depositary Shares, each representing two Class A common shares, of eHi Car Services Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Dated: March 5, 2018

L & L Horizon, LLC

By:	/s/ Ray Ruiping Zhang
Name: Ray Ruiping Zhang
Title: Member Manager

Ray Ruiping Zhang

By:	/s/ Ray Ruiping Zhang

Ruiping Zhang 2016 Descendants Trust

By:	/s/ Ray Ruiping Zhang
Name: Ray Ruiping Zhang
Title: Trustee